Press Release
FOR IMMEDIATE RELEASE

Contact: Sandra Novick, SVP
Corporate Secretary
(631) 537-1001, ext. 7263

BRIDGE BANCORP, INC. ANNOUNCES SECOND QUARTER 2007 DIVIDEND

(Bridgehampton, NY – June 26, 2007) Bridge Bancorp, Inc. (the “Company”) (NASDAQ®/OTCBB:BDGE), the holding company for The Bridgehampton National Bank (“BNB”), announced the declaration of a quarterly dividend of $0.23 per share.  The dividend will be payable on July 23, 2007 to shareholders of record as of July 9, 2007.  The Company continues its trend of uninterrupted dividends.

Founded in 1910, The Bridgehampton National Bank operates retail branches in Bridgehampton, Cutchogue, East Hampton, Greenport Village, Hampton Bays, Mattituck, Montauk, Peconic Landing in Greenport, Sag Harbor, Southampton, Southampton Village, Southold and Westhampton Beach. The Bank opened its newest facilities on Hampton Road in Southampton Village and the Main Road in Cutchogue earlier this year, and will also open a new branch office in Wading River during 2007.

The Bridgehampton National Bank maintains a policy of community involvement on eastern Long Island through its support of programs and initiatives that enhance local businesses, the environment, education, healthcare, social services and the arts.
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